SUNITY ONLINE ENTERTAINMENT LIMITED
MANAGEMENT AGREEMENT

This Management Agreement (the “Agreement”) is made and entered into as of March 12, 2010, by and between
Party A: Sunity Online Entertainment Limited, (the “Company”) a limited liability company duly incorporated in Cayman Island, and
Party B: a P.R.C citizen Anbao Teng (“the Management”).

I.	SERVICES
1.1
Party B is hereby appointed to be the Company’s Management, effective on April 1, 2010. Party B is hereby appointed to be the subsidiary of the Company’s management and the management of the controlled operation company, effective on April 1, 2010. (the subsidiary of the Company and the controlled operation company of the Company are collectively referred as “Group Companies” hereunder)

1.2
Party B agrees to perform such tasks as may be necessary to fulfil his obligations as the Chief Technology Officer of the Company and the Group Companies for so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Association and Memorandum of Association of the Company or any Group Company and until such time as he resigns. Party B, in his capacity as Chief Technology Officer may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company and the Group Company shall have no obligation under this Agreement with respect to Party B. Party B’s duties as Chief Technology Officer of the Company and the Group Company shall be mutually agreed to by Party B and the Company under separate cover.

1.3
Term. This Agreement shall terminate upon the “Expiration Date”, which shall be the earlier of the date on which Management ceases to be a member of the executive management of the Company and the Group Company for any reason, including death, resignation, removal, or failure to be elected by the stockholders of the Company, or the date of termination of this Agreement in accordance with Section 5.2 hereof.

II.	COMPENSATION
2.1
Fees to Management. The Company agrees to pay Management a fee of RMB 5,000 per month for Management Services in consideration for the service provided by Party B to the Company and the Group Company, payable pursuant to the usual and customary payroll practices of the Company.

III.	CONFIDENTIALITY AND NONDISCLOSURE
3.1
Confidentiality. During the term of this Agreement, and for period of one (1) year after the Expiration Date, Party B shall maintain in strict confidence all information he has obtained from the Company and the Group Company during the term, which the Company and the Group Company has designated as “confidential” or which is by its nature confidential, relating to the Company’s business, operation, properties, assets, services, condition (financial or otherwise), liabilities, employee relations, customers (including customer usage statistics), suppliers, prospects, technology, or trade secrets, except to the extent such information (i) is in the public domain through no act or omission of the Company and the Group Company, (ii) is required to be disclosed by law or a valid order by a court or other governmental body, or (iii) is independently learned by Party B outside of this relationship as an officer of the Company and the Group Company (the “Confidential Information”).

3.2
Nondisclosure and Nonuse Obligations. Party B will use the Confidential Information solely to perform his obligations for the benefit of the Company and the Group Company hereunder. Party B will not use the Confidential Information for his own benefit or the benefit of any other person or entity, except as may be specifically permitted in this Agreement. Party B will immediately give notice to the Company of any unauthorized use or disclosure by or through him, or of which he becomes aware, of the Confidential Information. Party B agrees to assist the Company and the Group Company in remedying any such unauthorized use or disclosure of the Confidential Information.

3.3
Return of Company Property. All materials furnished to Party B by the Company and the Group Company, are the sole and exclusive property of the Company and the Group Company. Party B agrees to promptly deliver the original and any copies of the property to the Company and the Group Company at any time upon request. Upon termination of this Agreement by either party for any reason, Party B agrees to promptly deliver to the Company and the Group Company the original and any copies of the company property. Party B agrees to certify in writing that he has so returned all such property.

IV.	COVENANTS
4.1
No Conflict of Interests. During the term of this Agreement, and for a period of one (1) year after the Expiration Date, Party B shall not be employed by, own manage, control or participate in the ownership, management, operation or control of any person, firm, partnership, corporation or unincorporated association or entity of any kind that is competitive with the Company and the Group Company or otherwise undertake any obligation inconsistent with the terms hereof. A business shall be deemed to be “competitive with the Company and the Group Company” for purpose of this Article IV only if and to the extent it engages in the business substantially similar to the Company’s business.

4.2
Non-interference with Business. During the term of this Agreement, and for a period of one (1) year after the Expiration Date, Party B agrees not to interfere with the business of the Company and the Group Company in any manner. By way of example and not of limitation, Party B agrees not to solicit or induce any employee, independent contractor, customer or supplier of the Company and the Group Company to terminate or breach his, her or its employment, contractual or other relationship with the Company and the Group Company.

V.	TERM AND TERMINATION
5.1	Term. This Agreement is effective as of the date first written above and will continue until the Expiration Date.
5.2	Termination. Either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party, or such shorter period as the parties may agree upon.
5.3	Survival. The rights and obligations contained in the Articles III and IV will survive any termination or expiration of this Agreement.

VI.	MISCELLANEOUS
6.1
Assignment. Except as expressly permitted by this Agreement, neither party shall assign, delegate, or otherwise transfer any of its rights or obligation under this agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

6.2
No Waiver. The failure of any party to insist upon the strict absence and performance of the terms of this Agreement shall not be deemed a waiver of other obligations hereunder, nor shall it be considered a future or continuing waiver of the same terms.

6.3
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth on the signature page of this Agreement or such other address as either party may specify in writing.

6.4	Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of New York.
6.5
Severability. Should any provisions of this Agreement be hereby a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

6.6
Entire Agreement. This Agreement constitutes the entire agreement between the parties  relating to this subject matter and supersedes all prior or contemporaneous oral written agreements concerning such subject matter. The terms of this Agreement will govern all Management Services undertaken by Party B for the Company and the Group Company.

6.7
Amendments. This Agreement may only be amended, modified or changed by an agreement signed by the Company and Party B. The terms contained herein may not be altered, supplemented or interpreted by any course of dealing or practices.

6.8	Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date first written above.

Company:	Sunity Online Entertainment Limited

Representative:	/s/ Fan Zhang

Date:	March, 12, 2010

Party B:	/s/ Anbao Teng

Date:	March, 12, 2010